Q4 News Release

Calgary, January 31, 2025	Exhibit 99.1

Imperial announces fourth quarter 2024 financial and operating results
•Quarterly net income of $1,225 million
•Cash flows from operating activities of $1,789 million and cash flows from operating activities excluding working capital1 of $1,650 million
•Kearl quarterly production of 299,000 total gross oil-equivalent barrels per day (212,000 barrels Imperial's share), and highest-ever full year total gross production of 281,000 barrels per day (200,000 barrels Imperial's share)
•Cold Lake quarterly production of 157,000 gross oil-equivalent barrels per day and full year production of 148,000 barrels per day, supported by strong Grand Rapids performance
•Quarterly Upstream production of 460,000 gross oil-equivalent barrels per day, and highest annual production in over 30 years of 433,000 barrels per day
•Strong Downstream operating performance with refinery capacity utilization of 95 percent for the quarter and 92 percent for the year, at the high end of guidance
•Returned nearly $1.8 billion to shareholders in the quarter through share buybacks and dividends
•Quarterly dividend increased by 20 percent from 60 cents to 72 cents per share

	Fourth quarter			Twelve months
millions of Canadian dollars, unless noted	2024	2023	∆I	2024	2023	∆I
Net income (loss) (U.S. GAAP)	1,225	1,365	(140)	4,790	4,889	(99)
Net income (loss) per common share, assuming dilution (dollars)	2.37	2.47	(0.10)	9.03	8.49	+0.54
Capital and exploration expenditures	423	469	(46)	1,867	1,778	+89
Imperial reported estimated net income in the fourth quarter of $1,225 million, compared to net income of $1,237 million in the third quarter of 2024, primarily due to lower realizations, partially offset by higher production and stronger Downstream refinery capacity utilization. Quarterly cash flows from operating activities were $1,789 million, up from $1,487 million generated in the third quarter of 2024. Excluding the impact of working capital1, cash flows from operating activities were $1,650 million, compared to $1,797 million in the third quarter of 2024. Full year estimated net income was $4,790 million with cash flows from operating activities of $5,981 million. Excluding the impacts of working capital1, full-year cash flows from operating activities were $6,476 million.

"Our robust financial results in 2024 were driven by outstanding operational performance. I'm proud of Imperial's ability to deliver on all of its 2024 volume commitments including a new annual production record at Kearl. Downstream and Cold Lake performances were both at the upper end of our guidance, which was supported by excellent turnaround execution and strong Grand Rapids production," said Brad Corson, chairman, president and chief executive officer.

Upstream production in the fourth quarter averaged 460,000 gross oil-equivalent barrels per day, which is the highest quarterly production in over 30 years when adjusting for the divestment of XTO Energy Canada. The fourth-quarter performance contributed to the company's highest annual production of 433,000 gross oil-equivalent barrels per day in over 30 years. At Kearl, quarterly total gross production averaged 299,000 barrels per day (212,000 barrels Imperial's share), contributing to a full year production record of 281,000 total gross barrels per day (200,000 barrels Imperial's share) at unit cash costs1 below the company's previously stated target. Cold Lake quarterly gross production averaged 157,000 barrels per day, including better-than-expected production of 22,000 barrels per day of solvent-assisted SAGD production from Grand Rapids. The company's share of Syncrude quarterly production averaged 81,000 gross barrels per day.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Q4 News Release

Downstream throughput in the quarter averaged 411,000 barrels per day, resulting in an overall refinery capacity utilization of 95 percent, even with the completion of the Nanticoke turnaround. Petroleum product sales averaged 458,000 barrels per day. Full-year throughput achieved the high end of the company's 2024 guidance range, averaging 399,000 barrels per day, with capacity utilization of 92 percent and petroleum product sales of 466,000 barrels per day. Construction continued on Canada’s largest renewable diesel facility at the Strathcona refinery, with a targeted start-up date in the middle of 2025.

During the quarter, Imperial returned a total of nearly $1.8 billion to shareholders through dividend payments and accelerated share repurchases under the company's annual normal course issuer bid program. The company is also announcing a first quarter dividend increase of 12 cents per share to 72 cents per share.

"Our 20% increase in the dividend reflects confidence in our plans as we enter 2025 with strong operational momentum underpinned by Upstream production growth, strong Downstream utilization and a continued focus on expense reduction,” said Corson.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
Fourth quarter highlights
•Net income of $1,225 million or $2.37 per share on a diluted basis, compared to $1,365 million or $2.47 per share in the fourth quarter of 2023.
•Cash flows from operating activities of $1,789 million, up from cash flows from operating activities of $1,311 million in the fourth quarter of 2023. Cash flows from operating activities excluding working capital1 of $1,650 million, compared to $1,799 million in the fourth quarter of 2023.
•Capital and exploration expenditures totaled $423 million, compared to $469 million in the fourth quarter of 2023.
•The company returned $1,792 million to shareholders in the fourth quarter of 2024, including $317 million in dividends paid and $1,475 million with the successful completion of its accelerated share repurchases.
•Production averaged 460,000 gross oil-equivalent barrels per day, the highest quarterly production in over 30 years when adjusting for the divestment of XTO Energy Canada, up from 452,000 gross oil-equivalent barrels per day in the fourth quarter of 2023, primarily driven by Grand Rapids.
•Total gross bitumen production at Kearl averaged 299,000 barrels per day (212,000 barrels Imperial's share), compared to 308,000 barrels per day (218,000 barrels Imperial's share) in the fourth quarter of 2023.
•Gross bitumen production at Cold Lake averaged 157,000 barrels per day, up from 139,000 barrels per day in the fourth quarter of 2023, mainly driven by Grand Rapids.
•Leming SAGD redevelopment project remains on track with expected start up in late 2025 with peak production anticipated to be around 9,000 barrels per day.
•The company's share of gross production from Syncrude averaged 81,000 barrels per day, compared to 85,000 barrels per day in the fourth quarter of 2023.
•Refinery throughput averaged 411,000 barrels per day, up from 407,000 barrels per day in the fourth quarter of 2023. Capacity utilization was 95 percent, up from 94 percent in the fourth quarter of 2023.
•Petroleum product sales were 458,000 barrels per day, compared to 476,000 barrels per day in the fourth quarter of 2023, primarily driven by lower wholesale volume.
•Construction continued on Canada’s largest renewable diesel facility at the Strathcona refinery, with a targeted start-up date in the middle of 2025.
•Chemical net income of $21 million in the quarter, up from $17 million in the fourth quarter of 2023.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the fourth quarter, crude prices decreased versus the third quarter, reflecting uncertainty in supply and demand balances. The Canadian WTI/WCS spread remained consistent with the third quarter, and the full-year average was narrower versus the 2023 full-year average. Industry refining margins declined versus the third quarter due to increased supply.

Operating results
Fourth quarter 2024 vs. fourth quarter 2023

	Fourth Quarter
millions of Canadian dollars, unless noted	2024	2023
Net income (loss) (U.S. GAAP)	1,225	1,365
Net income (loss) per common share, assuming dilution (dollars)	2.37	2.47

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $7.53 per barrel, primarily driven by the narrowing WTI/WCS spread and lower diluent costs, partially offset by lower marker prices. Synthetic crude oil realizations decreased by $6.27 per barrel, primarily driven by lower WTI and a weaker Synthetic/WTI spread.

Volume – Higher volumes were primarily driven by Grand Rapids production at Cold Lake.

Royalty – Higher royalties were primarily driven by higher prices and volumes.

Other – Primarily due to favourable foreign exchange impacts of about $60 million.

Marker prices and average realizations

	Fourth Quarter
Canadian dollars, unless noted	2024	2023
West Texas Intermediate (US$ per barrel)	70.30	78.54
Western Canada Select (US$ per barrel)	57.73	56.80
WTI/WCS Spread (US$ per barrel)	12.57	21.74
Bitumen (per barrel)	71.58	64.05
Synthetic crude oil (per barrel)	99.10	105.37
Average foreign exchange rate (US$)	0.72	0.73

IMPERIAL OIL LIMITED
Production

	Fourth Quarter
thousands of barrels per day	2024	2023
Kearl (Imperial's share)	212	218
Cold Lake	157	139
Syncrude (a)	81	85

Kearl total gross production (thousands of barrels per day)	299	308
(a)In the fourth quarter of 2023, Syncrude gross production included about 1 thousand barrels per day of bitumen and other products that were exported to the operator's facilities using an existing interconnect pipeline.

Higher production at Cold Lake was primarily driven by Grand Rapids.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Lower margins primarily reflect weaker market conditions.

Other – Primarily due to favourable foreign exchange impacts of about $70 million.

Refinery utilization and petroleum product sales

	Fourth Quarter
thousands of barrels per day, unless noted	2024	2023
Refinery throughput	411	407
Refinery capacity utilization (percent)	95	94
Petroleum product sales	458	476

Refinery throughput in the fourth quarter of 2024 reflects the impact of planned turnaround activities at the Nanticoke refinery. Refinery throughput in the fourth quarter of 2023 reflected the impact of planned turnaround activities at the Sarnia refinery.

Lower petroleum product sales were primarily driven by lower wholesale volume.

Chemicals
Net income (loss) factor analysis
millions of Canadian dollars

IMPERIAL OIL LIMITED
Corporate and other

	Fourth Quarter
millions of Canadian dollars	2024	2023
Net income (loss) (U.S. GAAP)	(30)	(17)

Liquidity and capital resources

	Fourth Quarter
millions of Canadian dollars	2024	2023
Cash flows from (used in):
Operating activities	1,789	1,311
Investing activities	(404)	(411)
Financing activities	(1,896)	(2,752)
Increase (decrease) in cash and cash equivalents	(511)	(1,852)

Cash and cash equivalents at period end	979	864

Cash flows from operating activities primarily reflect favourable working capital impacts.

Cash flows used in investing activities primarily reflect lower additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	Fourth Quarter
millions of Canadian dollars, unless noted	2024	2023
Dividends paid	317	288
Per share dividend paid (dollars)	0.60	0.50
Share repurchases (a)	1,475	2,458
Number of shares purchased (millions) (a)	14.4	30.8
(a)Share repurchases were made under the company's normal course issuer bid program for the periods disclosed. A substantial issuer bid was undertaken and commenced on November 3, 2023 (expired on December 8, 2023). Includes shares purchased from Exxon Mobil Corporation under and in connection with the normal course issuer bid and by way of a proportionate tender under the company's substantial issuer bid.

The company completed share repurchases under its normal course issuer bid on December 19, 2024.

IMPERIAL OIL LIMITED
Full-year 2024 vs. full-year 2023

	Twelve Months
millions of Canadian dollars, unless noted	2024	2023
Net income (loss) (U.S. GAAP)	4,790	4,889
Net income (loss) per common share, assuming dilution (dollars)	9.03	8.49

Upstream
Net income (loss) factor analysis
millions of Canadian dollars
Price – Average bitumen realizations increased by $7.11 per barrel, primarily driven by the narrowing WTI/WCS spread and lower diluent costs, partially offset by lower marker prices. Synthetic crude oil realizations decreased by $3.66 per barrel, primarily driven by a weaker Synthetic/WTI spread and lower WTI.

Volume – Higher volumes were primarily driven by Grand Rapids production at Cold Lake, as well as improved mine fleet productivity and optimized turnaround at Kearl.

Royalty – Higher royalties were primarily driven by higher volumes and prices.

Other – Primarily due to lower operating costs of about $210 million, mainly driven by lower energy prices, and favourable foreign exchange impacts of about $120 million, partially offset by lower electricity sales at Cold Lake due to lower prices.

Marker prices and average realizations

	Twelve Months
Canadian dollars, unless noted	2024	2023
West Texas Intermediate (US$ per barrel)	75.78	77.60
Western Canada Select (US$ per barrel)	61.04	58.97
WTI/WCS Spread (US$ per barrel)	14.74	18.63
Bitumen (per barrel)	74.53	67.42
Synthetic crude oil (per barrel)	101.91	105.57
Average foreign exchange rate (US$)	0.73	0.74

IMPERIAL OIL LIMITED
Production

	Twelve Months
thousands of barrels per day	2024	2023
Kearl (Imperial's share)	200	191
Cold Lake	148	135
Syncrude (a)	75	76

Kearl total gross production (thousands of barrels per day)	281	270
(a)In 2024, Syncrude gross production included about 1 thousand barrels per day of bitumen and other products (2023 - 1 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

Higher production at Cold Lake was primarily driven by Grand Rapids.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Margins – Lower margins primarily reflect weaker market conditions.

Other – Primarily due to lower turnaround impacts of about $120 million and favourable foreign exchange impacts of about $110 million, partially offset by lower volumes of about $60 million.

Refinery utilization and petroleum product sales

	Twelve Months
thousands of barrels per day, unless noted	2024	2023
Refinery throughput	399	407
Refinery capacity utilization (percent)	92	94
Petroleum product sales	466	471

Refinery throughput in 2024 reflects the impact of planned turnaround activities at Nanticoke, Sarnia, and Strathcona refineries. Refinery throughput in 2023 reflected the impact of planned turnaround activities at Strathcona and Sarnia refineries.

Chemicals
Net income (loss) factor analysis
millions of Canadian dollars

IMPERIAL OIL LIMITED
Corporate and other

	Twelve Months
millions of Canadian dollars	2024	2023
Net income (loss) (U.S. GAAP)	(129)	(88)

Liquidity and capital resources

	Twelve Months
millions of Canadian dollars	2024	2023
Cash flows from (used in):
Operating activities	5,981	3,734
Investing activities	(1,825)	(1,694)
Financing activities	(4,041)	(4,925)
Increase (decrease) in cash and cash equivalents	115	(2,885)

Cash flows from operating activities primarily reflect the absence of unfavourable working capital impacts mainly related to an income tax catch-up payment of $2.1 billion in the prior year.

Cash flows used in investing activities primarily reflect higher additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	Twelve Months
millions of Canadian dollars, unless noted	2024	2023
Dividends paid	1,238	1,103
Per share dividend paid (dollars)	2.30	1.88
Share repurchases (a)	2,681	3,800
Number of shares purchased (millions) (a)	26.8	48.3
(a)Share repurchases were made under the company's normal course issuer bid program for the periods disclosed. A substantial issuer bid was undertaken and commenced on November 3, 2023 (expired on December 8, 2023). Includes shares purchased from Exxon Mobil Corporation under and in connection with the normal course issuer bid and by way of a proportionate tender under the company's substantial issuer bid.

On June 24, 2024, the company announced that it had received final approval from the Toronto Stock Exchange for a new normal course issuer bid to continue its then existing share purchase program. The program enabled the company to purchase up to a maximum of 26,791,840 common shares during the period June 29, 2024 to June 28, 2025. The program completed on December 19, 2024 as a result of the company purchasing the maximum allowable number of shares under the program.

Key financial and operating data follow.

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to the company’s Strathcona renewable diesel project, including start-up timing; the company’s Leming SAGD redevelopment project, including timing and anticipated production; the company’s unit cash cost target; and the company’s operational momentum, anticipated Upstream production growth and Downstream utilization, and continued focus on expense reduction.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets, including the Strathcona renewable diesel project and the Leming SAGD redevelopment project; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; for renewable diesel, the availability and cost of locally-sourced and grown feedstock and the supply of renewable diesel to British Columbia in connection with its low-carbon fuel legislation; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage will be provided; receipt of regulatory approvals in a timely manner, especially with respect to large scale emissions reduction projects; performance of third-party service providers including service providers located outside of Canada; refinery utilization; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; the ability to offset any ongoing inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade controls, the occurrence of disruptions in trade or military alliances, and wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources and competitors who may be more experienced or established in these markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational difficulties; project management and schedules and timely completion of projects; availability and performance of third-party service providers including those located outside of Canada; environmental risks inherent in oil and gas exploration and production activities; management effectiveness and disaster response preparedness; operational hazards and risks; cybersecurity incidents; currency exchange rates; general economic conditions, including inflation and the occurrence and duration of economic recessions or downturns; and other factors

IMPERIAL OIL LIMITED
discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of supportive policy, technology for cost-effective abatement, company planning process, and alignment with our partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

IMPERIAL OIL LIMITED

	Attachment I

	Fourth Quarter		Twelve Months
millions of Canadian dollars, unless noted	2024	2023	2024	2023

Net income (loss) (U.S. GAAP)
Total revenues and other income	12,607	13,109	51,532	50,969
Total expenses	11,032	11,369	45,293	44,600
Income (loss) before income taxes	1,575	1,740	6,239	6,369
Income taxes	350	375	1,449	1,480
Net income (loss)	1,225	1,365	4,790	4,889

Net income (loss) per common share (dollars)	2.38	2.47	9.05	8.51
Net income (loss) per common share - assuming dilution (dollars)	2.37	2.47	9.03	8.49

Other financial data
Gain (loss) on asset sales, after tax	11	47	16	63

Total assets at December 31			42,938	41,199

Total debt at December 31			4,011	4,132

Shareholders' equity at December 31			23,473	22,222

Dividends declared on common stock
Total	307	278	1,267	1,115
Per common share (dollars)	0.60	0.50	2.40	1.94

Millions of common shares outstanding
At December 31			509.0	535.8
Average - assuming dilution	516.5	553.7	530.6	575.9

IMPERIAL OIL LIMITED

	Attachment II

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023

Total cash and cash equivalents at period end	979	864	979	864

Operating activities
Net income (loss)	1,225	1,365	4,790	4,889
Adjustments for non-cash items:
Depreciation and depletion	529	489	1,983	1,907
(Gain) loss on asset sales	(13)	(54)	(18)	(73)
Deferred income taxes and other	44	154	(142)	(85)
Changes in operating assets and liabilities	139	(488)	(495)	(2,701)
All other items - net	(135)	(155)	(137)	(203)
Cash flows from (used in) operating activities	1,789	1,311	5,981	3,734

Investing activities
Additions to property, plant and equipment	(423)	(470)	(1,867)	(1,785)
Proceeds from asset sales	18	57	25	86
Loans to equity companies - net	1	2	17	5
Cash flows from (used in) investing activities	(404)	(411)	(1,825)	(1,694)
Cash flows from (used in) financing activities	(1,896)	(2,752)	(4,041)	(4,925)

IMPERIAL OIL LIMITED

	Attachment III

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023

Net income (loss) (U.S. GAAP)
Upstream	878	770	3,262	2,512
Downstream	356	595	1,486	2,301
Chemical	21	17	171	164
Corporate and other	(30)	(17)	(129)	(88)
Net income (loss)	1,225	1,365	4,790	4,889

Revenues and other income
Upstream	4,686	4,415	18,015	16,512
Downstream	14,101	14,529	56,944	55,858
Chemical	357	329	1,449	1,581
Eliminations / Corporate and other	(6,537)	(6,164)	(24,876)	(22,982)
Revenues and other income	12,607	13,109	51,532	50,969

Purchases of crude oil and products
Upstream	1,888	1,809	7,367	6,636
Downstream	12,307	12,496	49,856	47,886
Chemical	243	206	916	997
Eliminations / Corporate and other	(6,550)	(6,194)	(24,955)	(23,120)
Purchases of crude oil and products	7,888	8,317	33,184	32,399

Production and manufacturing
Upstream	1,203	1,187	4,644	4,917
Downstream	462	411	1,741	1,702
Chemical	60	74	197	260
Eliminations / Corporate and other	4	—	17	—
Production and manufacturing	1,729	1,672	6,599	6,879

Selling and general
Upstream	—	—	—	—
Downstream	203	199	706	693
Chemical	21	20	92	89
Eliminations / Corporate and other	31	9	147	75
Selling and general	255	228	945	857

Capital and exploration expenditures
Upstream	221	240	1,078	1,108
Downstream	137	143	572	472
Chemical	19	12	30	23
Corporate and other	46	74	187	175
Capital and exploration expenditures	423	469	1,867	1,778
Exploration expenses charged to Upstream income included above	—	2	3	5

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Fourth Quarter		Twelve Months
	2024	2023	2024	2023

Gross crude oil production (thousands of barrels per day)
Kearl	212	218	200	191
Cold Lake	157	139	148	135
Syncrude (a)	81	85	75	76
Conventional	5	5	5	5
Total crude oil production	455	447	428	407

Gross natural gas production (millions of cubic feet per day)	29	30	30	33

Gross oil-equivalent production (b)	460	452	433	413
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	200	198	186	177
Cold Lake	118	107	113	106
Syncrude (a)	66	80	62	67
Conventional	5	5	5	5
Total crude oil production	389	390	366	355

Net natural gas production (millions of cubic feet per day)	29	29	30	32

Net oil-equivalent production (b)	394	395	371	360
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	295	302	276	263
Cold Lake blend sales (thousands of barrels per day)	207	186	196	179

Average realizations (Canadian dollars)
Bitumen (per barrel)	71.58	64.05	74.53	67.42
Synthetic crude oil (per barrel)	99.10	105.37	101.91	105.57
Conventional crude oil (per barrel)	42.73	33.81	55.63	59.30
Natural gas (per thousand cubic feet)	1.73	2.30	0.69	2.58

Refinery throughput (thousands of barrels per day)	411	407	399	407
Refinery capacity utilization (percent)	95	94	92	94

Petroleum product sales (thousands of barrels per day)
Gasolines	222	229	223	228
Heating, diesel and jet fuels	174	175	175	176
Lube oils and other products (c)	43	43	46	43
Heavy fuel oils	19	29	22	24
Net petroleum products sales	458	476	466	471
Petrochemical sales (thousands of tonnes) (c)	174	170	684	820
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities using an existing interconnect pipeline.

Gross bitumen and other products production (thousands of barrels per day)	—	1	1	1
Net bitumen and other products production (thousands of barrels per day)	—	1	—	1
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.
(c)In 2024, benzene and aromatic solvent sales are reported under Petroleum product sales - Lube oils and other products, whereas in 2023, they were reported under Petrochemical sales. The company has determined that the impact of this change is not material; therefore, the comparative period has not been recast.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2020
First Quarter	(188)	(0.25)
Second Quarter	(526)	(0.72)
Third Quarter	3	—
Fourth Quarter	(1,146)	(1.56)
Year	(1,857)	(2.53)

2021
First Quarter	392	0.53
Second Quarter	366	0.50
Third Quarter	908	1.29
Fourth Quarter	813	1.18
Year	2,479	3.48

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.

Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.

Reconciliation of cash flows from (used in) operating activities excluding working capital

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,789	1,311	5,981	3,734

Less changes in working capital
Changes in operating assets and liabilities	139	(488)	(495)	(2,701)
Cash flows from (used in) operating activities excl. working capital	1,650	1,799	6,476	6,435

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.

Reconciliation of free cash flow

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,789	1,311	5,981	3,734

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(423)	(470)	(1,867)	(1,785)
Proceeds from asset sales	18	57	25	86
Loans to equity companies - net	1	2	17	5
Free cash flow	1,385	900	4,156	2,040

Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. The net income (loss) impact of an identified item for an individual segment in a given quarter may be less than $100 million when the item impacts several segments or several periods. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.

Reconciliation of net income (loss) excluding identified items
There were no identified items in the fourth quarter or year-to-date 2024 and 2023 periods.

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.

Reconciliation of cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023
From Imperial's Consolidated statement of income
Total expenses	11,032	11,369	45,293	44,600
Less:
Purchases of crude oil and products	7,888	8,317	33,184	32,399
Federal excise taxes and fuel charge	627	621	2,535	2,402
Depreciation and depletion	529	489	1,983	1,907
Non-service pension and postretirement benefit	—	22	3	82
Financing	4	18	41	69
Cash operating costs	1,984	1,902	7,547	7,741

Components of cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023
From Imperial's Consolidated statement of income
Production and manufacturing	1,729	1,672	6,599	6,879
Selling and general	255	228	945	857
Exploration	—	2	3	5
Cash operating costs	1,984	1,902	7,547	7,741

Segment contributions to total cash operating costs

	Fourth Quarter		Twelve Months
millions of Canadian dollars	2024	2023	2024	2023
Upstream	1,203	1,189	4,647	4,922
Downstream	665	610	2,447	2,395
Chemicals	81	94	289	349
Eliminations / Corporate and other	35	9	164	75
Cash operating costs	1,984	1,902	7,547	7,741

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of “Average unit production costs” as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.

Components of unit cash operating costs

	Fourth Quarter
	2024				2023
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,203	514	285	359	1,187	493	276	377
Selling and general	—	—	—	—	—	—	—	—
Exploration	—	—	—	—	2	—	—	—
Cash operating costs	1,203	514	285	359	1,189	493	276	377

Gross oil-equivalent production	460	212	157	81	452	218	139	85
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	28.43	26.35	19.73	48.17	28.59	24.58	21.58	48.21
USD converted at the quarterly average forex	20.47	18.97	14.21	34.68	20.87	17.94	15.75	35.19
2024 US$0.72; 2023 US$0.73

Components of unit cash operating costs

	Twelve Months
	2024				2023
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	4,644	1,973	1,094	1,414	4,917	2,097	1,144	1,533
Selling and general	—	—	—	—	—	—	—	—
Exploration	3	—	—	—	5	—	—	—
Cash operating costs	4,647	1,973	1,094	1,414	4,922	2,097	1,144	1,533

Gross oil-equivalent production	433	200	148	75	413	191	135	76
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	29.32	26.95	20.20	51.51	32.65	30.08	23.22	55.26
USD converted at the YTD average forex	21.40	19.67	14.75	37.60	24.16	22.26	17.18	40.89
2024 US$0.73; 2023 US$0.74

(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.